EXHIBIT 10.12

                                   137
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                    EXCHANGE AGENCY AGREEMENT


     This Agreement is entered into as of ____________________, 1997 between IBJ Schroder Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as Exchange Agent (the "Agent"), and Rio Hotel & Casino, Inc., a corporation organized under the laws of the State of Nevada (the "Company").

     The Company proposes to exchange (the "Exchange Offer") $1,000 in principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the "New Notes") for each $1,000 in principal amount of its outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Old Notes") (collectively the New Notes and the Old Notes are referred to as the "Notes") of which an aggregate principal amount of $125,000,000 is outstanding. This Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on ____________________, 1997.

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Agreement dated as of February 4, 1997 among the Company; Rio Properties, Inc., a subsidiary of the Company that has agreed to guarantee the Notes; and Salomon Brothers Inc and BancAmerica Securities, Inc.

     Subject to the provisions hereof, the Company hereby appoints and the Agent hereby accepts the appointment as Agent for the purposes of receiving, accepting for delivery and otherwise acting upon tenders of the Old Notes (the "Certificates") in accordance with the form of Letter of Transmittal attached hereto (the "L/T") and with the terms and conditions set forth herein.

     The Agent has received the following documents in connection with its appointment:

     1.   L/T

     2.   Specimen  Certificates  representing  New  Notes  ("New
          Certificates")

     3.   Letter to holders from the Company

     The Agent shall obtain no later than 5:00 p.m., New York City Time, on the effective date (as specified above), a list of all holders of Certificates eligible to participate in the Exchange Offer, to include the amount owned of record by each such holder. Agent will take reasonable action to identify any changes in the registered ownership during the Exchange Offer.

     The Agent is authorized and hereby agrees to act as follows:

     1. receive all tenders of Certificates made pursuant to the L/T and stamp the L/T with the day, month and approximate time of receipt;

     2. examine each L/T and Certificate received to determine that all requirements for a valid tender set forth in the L/T have been met;

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     3.   take  such actions necessary and appropriate to correct
          any irregularity or deficiency associated with any tender which does not meet the requirements in the L/T;

     4. follow instructions of Ronald J. Radcliffe, or such other person who is designated by the Company as its Chief Financial Officer, with respect to the waiver of any irregularities or deficiencies associated with any tender;

     5. render a written report, in the form of Exhibit A attached hereto, on each business day during the Exchange Offer and promptly confirm, by telephone, the information contained therein to Ronald J. Radcliffe, or such other person who is designated by the Company as its Chief Financial Officer, at (702) 252-7733.

     6.   return  to  the  presentors,  in  accordance  with  the
          provisions of the L/T, any Certificates that were not received in proper order and as to which the irregularities or deficiencies were not cured or waived;

     7.   deliver  by  First  Class Mail,  postage  prepaid,  New
          Certificates in the amount to which the presentors are entitled, at the addresses specified in the L/T's;

     8. determine that all endorsements, guarantees, signatures, authorities, stock transfer taxes (if any) and such other requirements are fulfilled in connection with any request for issuance of New Certificates in a name other than that of the registered owner of the Certificates; and

     9.   retain,  unless otherwise directed by the Company,  all
          certificates   received  under  the   Exchange   Offer,
          together with any related assignment forms and other documents.

     The Agent shall:

     A. have  no   duties   or  obligations  other   than   those
        specifically set forth herein;

     B. not be required to refer to any documents for the performance of its obligations hereunder other than this Agreement, the L/T and the documents required to be submitted with the L/T; other than such documents, the Agent will not be responsible or liable for any directions or information in the prospectus distributed in connection with the Exchange Offer or any other document unless the Agent specifically agrees thereto in writing;

     C. not be required to act on the directions of any person, including the persons named above, unless the Company provides a corporate resolution to the Agent or other evidence satisfactory to the Agent of the authority of such person;

     D. not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of (i) the Exchange Offer, (ii) any Certificates, L/T's or documents prepared by the Company in connection with the Exchange Offer or (iii) any signatures or endorsements, other than its own;

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     E. not be obligated to take any legal action hereunder  that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity by the Company;

     F. be able to rely on and shall be protected in acting on the written or oral instructions with respect to any matter relating to its actions as Agent specifically covered by this Agreement, of any officer of the Company authorized to give instructions under paragraph 4 above;

     G. be able to rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or any other document or security delivered to it and believed by it reasonably and in good faith to be genuine and to have been signed by the proper party or parties;

     H. not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document or property under this Agreement and shall have no responsibility with respect to the use or application of any property delivered by it pursuant to the provisions hereof;

     I. be able to consult with counsel satisfactory to it (including counsel for the Company or staff counsel of the Agent) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with advice or opinion of such counsel;

     J. not be called on at any time to advise, and shall not advise, any person delivering an L/T pursuant to the Exchange Offer as to the value of the consideration to be received;

     K. not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith;

     L. not be bound by any notice or demand, or any waiver or modification of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper authority or authorities and, if the Agent's duties or rights are affected, unless the Agent shall give its prior written consent thereto;

     M. have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act;

     N. have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Agent to be taken or omitted, in good faith or in the exercise of the Agent's best judgment, in reliance upon such assumption; and

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     O. have  no   liability   whatsoever  in   connection   with
        Certificates tendered to it which may have stops placed against them or in connection with the payment made against stopped Certificates unless it is furnished with a stop list from the transfer agent.

     The Agent shall be entitled to compensation as set forth in Exhibit B attached hereto.

     The Company covenants and agrees to reimburse the Agent for, indemnify it against, and hold it harmless from any and all reasonable costs and expenses (including reasonable fees and expenses of counsel and allocated costs of staff counsel) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or with any additional or supplemental written or oral instructions delivered to it pursuant hereto, or which may arise out of or in connection with the administration and performance of its duties under this Agreement.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

     Unless otherwise expressly provided herein, all notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand or by First Class Mail, postage prepaid, shall be deemed given when received and shall be addressed to the Agent and the Company at the respective addresses listed below or to such other addresses as they shall designate from time to time in writing, forwarded in like manner.

     The Agent:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, New York  10004
               Attention:  Corporate Agency Administration
               Telephone:     (212) 858-2103
               Facsimile:     (212) 858-2611

     The Company:

               Rio Hotel & Casino, Inc.
               3700 W. Flamingo Road
               Las Vegas, Nevada  89103
               Attention:  Chief Financial Officer
               Telephone:     (702) 252-7733
               Facsimile:     (702) 247-7957

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     with copies to:

               Michael J. Bonner
               Kummer Kaempfer Bonner & Renshaw
               Seventh Floor
               3800 Howard Hughes Parkway
               Las Vegas, Nevada  89109
               Telephone:     (702) 792-7000
               Facsimile:     (702) 796-7181

     In Witness Whereof, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first set forth above.

                                IBJ SCHRODER BANK & TRUST COMPANY

                                By:______________________________
                                   Name:
                                   Title:


                                RIO HOTEL & CASINO, INC.

                                By:______________________________
                                   James A. Barrett, Jr.
                                   President

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                           EXHIBIT A

                      SAMPLE REPORT LETTER

                                         Date:___________________
                                Report Number:___________________
                                   As of Date:___________________

Rio Hotel & Casino, Inc.
3700 West Flamingo Road
Las Vegas, Nevada  89103

          Re:Offer  to  Exchange 9 1/2% Senior  Subordinated
             Notes  Due  2007 ("Notes") for  9  1/2%  Senior
             Subordinated Notes Due 2007


Gentlemen:

     As Exchange Agent for the above Offer dated ______________, we hereby render the following report:


Principal amount of Notes previously received:   ________________

Principal amount of Notes received today:        ________________

Total principal amount of Notes received to date:________________



                              Very truly yours,

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

                            EXHIBIT B

                  EXCHANGE AGENCY FEE SCHEDULE

For each Letter of Transmittal received with four or less certificates..........   $     6.00

For  each Letter of Transmittal received with four or less  certificates
   where multiple classes of securities, rights or dividend reinvestment                 7.50
   are involved.................................................................

For  each  certificate, in excess of  four, received with  a  Letter  of                  .50
   Transmittal..................................................................

For  each defective Letter of  Transmittal requiring communication  with presentor  to  cure deficiency, including solicitation of a  properly
   executed Form W-9............................................................         7.50

For  each  certificate  requisitioned  and mailed,  including  transfers
   resulting from partial exchanges.............................................         2.50

For each check issued and mailed................................................         1.50

For  each  Form  1099 or Form 1099-B issued and  mailed, including  tape
   supplied to the IRS..........................................................         1.00

For each extension of the expiration date.......................................     1,000.00

For each additional midnight expiration.........................................     1,500.00

Minimum Fee:
  Through first expiration date.................................................     7,500.00


Incidental or Extraordinary Services:

      Charges for services of this nature will be based on an analysis of the work to be provided.

Out-of-Pocket Expenses:

     The above fees do not include out-of-pocket expenses that include, but are not limited to, postage, stationary, fees and expenses of counsel, telephone, messenger, overtime, special programming, brokerage fees, FDIC assessment, if any, etc.

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